For Immediate Release

U.S. ENERGY CORP. REPORTS YEAR END 2013 HIGHLIGHTS AND SELECTED FINANCIAL RESULTS

PROVIDES AN OPERATIONAL UPDATE

RIVERTON, Wyoming – March 12, 2014 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“we,” “us,” or the “Company”), today reported its 2013 highlights and selected financial results for the year ended December 31, 2013 and the period subsequent to year end, and provided an operational update.

Selected Highlights for the three and twelve months ended December 31, 2013

Three months ended December 31, 2013

•	During the three months ended December 31, 2013, the Company produced 123,246 barrels of oil equivalent (“BOE”), or 1,340 BOE per day (“BOE/D”), from 113 gross (16.22 net) wells.
•
Oil and gas operations generated operating income of $3.3 million during the quarter ended December 31, 2013 as compared to an operating loss of $3.3 million during the quarter ended December 31, 2012, including a $4.7 million non-cash impairment taken on our oil and gas properties during the three months ended December 31, 2012.

•
The Company recognized $9.3 million in revenues during the three months ended December 31, 2013 as compared to $8.0 million during the same period of the prior year.  The $1.3 million increase in revenue is primarily due to higher realized oil and gas prices and higher oil and gas sales volumes in the three months ended December 31, 2013 when compared to the same period in 2012.  The increase in production is primarily from Buda formation wells in our Booth-Tortuga prospect in South Texas.

•
We recorded a net loss of $1.2 million for the quarter ended December 31, 2013.  Excluding the $2.2 million non-cash impairment taken on our investment in Standard Steam Trust, LLC, income was $940,000 during the quarter.

Highlights and Results for the 12 Months Ended December 31, 2013

•	During the twelve months ended December 31, 2013 the Company produced 424,933 BOE or 1,164 BOE/D from 113 gross (16.22 net) producing wells at December 31, 2013.

Press Release
March 12, 2014

•
We recognized a company record $33.6 million in revenue during 2013, compared to revenues of $32.5 million during the prior year.  The $1.1 million increase in revenue is primarily due to higher average realized prices for oil and natural gas in 2013 when compared to the prior year.

•	At December 31, 2013, we had $5.9 million in cash and cash equivalents. Our working capital (current assets minus current liabilities) was $6.0 million.
•
During the year ended December 31, 2013, we received an average of $2.8 million per month from our producing wells with an average operating cost of $594,000 per month (including workover costs) and production taxes of $278,000, for average net cash flows of $1.9 million per month from oil and gas production before non-cash depletion expense.

•	On January 10, 2013, the Company sold its corporate aircraft for $1.9 million and related facilities for $767,000.
•
On September 11, 2013 the Company completed the sale of the Remington Village Apartment Complex located in Gillette, Wyoming for $15.0 million.  A $9.5 million commercial note balance on the property was paid in full at closing.  After the payment of the note, commission and other closing costs, the net proceeds to the Company were approximately $5.0 million.

•	General and administrative expenses decreased by $1.1 million during the year ended December 31, 2013 as compared to general and administrative expenses for the year ended December 31, 2012.
•
Net loss for the year ended December 31, 2013 was $7.4 million.  Excluding the $5.8 million non-cash impairment taken on our oil and gas properties during the first quarter of 2013 and the $2.2 million non-cash impairment taken on our investment in Standard Steam Trust, LLC, net income for the year was $609,000.

•
Earnings before interest, income taxes, depreciation, depletion and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash stock compensation expense ("Modified EBITDAX"), was $16.1 million for 2013, an increase of 21% over Modified EBITDAX of $13.3 million for 2012.  Modified EBITDAX is a non-GAAP financial measure.  Please refer to the reconciliation in this release for additional information about this measure.*

2013 Oil and Gas Reserves

•	At year-end 2013, the Company had estimated proved reserves of 3,855,033 BOE (90% oil and 10% natural gas) as compared to 2,913,324 BOE at December 31, 2012, a 32.3% increase year over year.
•	At December 31, 2013, 53% of our estimated proved reserves were producing, 3% were proved developed non-producing and 44% were proved undeveloped.
•
The estimated proved reserves at December 31, 2013 have a standardized measure value of $104.9 million and a PV10 of $115.1 million, which represents a 48% increase and a 50% increase year over year, respectively.  PV10 is a non-GAAP financial measure.  Please refer to the reconciliation in this release for additional information about this measure.*

Press Release
March 12, 2014

•
As of December 31, 2013, we had 1,695,958 BOE (93% oil and 7% natural gas) of proved undeveloped reserves as compared to 905,950 BOE at year end 2012.  This represents an increase of 790,008 BOE, or an 87% increase when compared with proved undeveloped reserves at December 31, 2012.  The increase was primarily due to successful drilling in the Buda formation in our Booth-Tortuga prospect in South Texas.

Senior Credit Facility

•
In July 2013, we entered into the Second Amendment to the Credit Agreement with Wells Fargo Bank, N.A., providing a $100.0 million senior secured credit facility, with a current borrowing base of $25.0 million and a maturity date of July 30, 2017.  We currently have $9.0 million drawn on the facility and available borrowing capacity of $16.0 million.

Mount Emmons Molybdenum Project

•
During 2014, we plan to continue working with the US Forest Service in the review of the Mine Plan of Operations we submitted on October 10, 2012.  We also continue to investigate various reclamation and cost reduction strategies in order to minimize our ongoing holding costs of the project.

Subsequent Events

•
On January 21, 2014, the Company acquired Thompson Creek Metals’ (“TCM”) 50% interest in 160 acres of fee land in the vicinity of the Mt. Emmons project mining claims for $1.2 million.  The property was originally acquired jointly by the Company and TCM in January 2009 for $4.0 million.

2014 Capital Budget

We have established an oil and gas capital expenditures budget of $30.2 million for 2014.

•	$12.6 million has been allocated for our drilling programs with two operators in the Booth-Tortuga and Big Wells acreage blocks in South Texas.
•	$9.6 million has been allocated for our drilling programs with numerous operators in the Williston Basin of North Dakota.
•	$8.0 million has been allocated to the acquisition of additional acreage in South Texas and North Dakota and/or the acquisition of producing properties with associated proven reserves.

Press Release
March 12, 2014

Operations Update

South Texas - Buda Limestone formation

Booth-Tortuga Prospect

The Company now participates with Contango Oil & Gas Company in approximately 11,200 gross (3,360 net) acres in the Booth-Tortuga acreage block in Zavalla and Dimmit Counties, Texas which are prospective for the Buda Limestone and other formations.  The Company has an approximate 30% working interest and an approximate 22.5% net revenue interest in the acreage.

Big Wells Prospect

On August 5, 2013, under an area of mutual interest election, the Company also acquired a 15% working interest (~ 11.25% net revenue interest) in an additional 4,243 gross (~636 net) acres from a private oil and gas company based in San Antonio, Texas.  The leasehold is contiguous to the southwestern portion of the Booth-Tortuga acreage block held with Contango Oil and Gas.  Under the terms of the election, the leasehold interest is subject to a 25% back-in upon project payout.

Buda Limestone formation wells status table:

Well Name	Operator	Formation	Spud Date	Working Interest	Net Revenue Interest	Status
Beeler #2H	Contango	Buda	4/5/2013	30.00%	22.50%	Producing
Beeler #3H	Contango	Buda	8/1/2013	30.00%	22.50%	Producing
Willerson #1H	U.S. Enercorp.	Buda	8/26/2013	15.00%	11.25%	Producing
Beeler #4H	Contango	Buda	9/19/2013	30.00%	22.50%	Producing
Beeler #5H	Contango	Buda	10/11/2013	30.00%	22.50%	Temp. Aban.
Wood B Unit #1H	Contango	Buda	12/2/2013	30.00%	22.50%	Producing
Beeler #7H	Contango	Buda	12/26/2013	30.00%	22.50%	Producing (initial rates to be announced)
Beeler #8H	Contango	Buda	1/19/2014	30.00%	22.50%	Producing (initial rates to be announced)
Willerson #2H	U.S. Enercorp.	Buda	2/3/2014	15.00%	11.25%	Producing (initial rates to be announced)
Beeler #6H	Contango	Buda	2/10/2014	30.00%	22.50%	Producing (initial rates to be announced)
Beeler #9H	Contango	Buda	Mid-March	30.00%	22.50%	Next well scheduled to be drilled
		Average:		27.27%	20.45%

Contango has continued to optimize its Buda drilling and completion practices to reduce well costs from an average of $3.9 million per well on the first three wells drilled, to an average of $2.6 million per well on the last three wells while lateral lengths increased an average of 33%.  Average days from spud to initial production have also decreased from 34 days to 25 days, when comparing the same groups of wells.  We anticipate that the operator will keep a drilling rig active in our participated area for the balance of 2014 in order to continue to delineate and evaluate the Buda potential over the acreage block.

Press Release
March 12, 2014

Williston Basin, North Dakota

The Company participates in drilling programs with numerous operators in the Williston Basin of North Dakota.  We participate in approximately 84,480 gross (3,225 net) acres in Williams, McKenzie and Mountrail Counties, North Dakota.  At December 31, 2013, the Company had participation in 101 gross (10.7 net) Bakken and Three Forks formation producing wells.  The following table summarizes current activity under our drilling programs.

Williston Basin Wells in Progress:

Well Name	Operator	Formation	Spud Date	Working Interest	Net Revenue Interest	Status
Wayne Zumhof Federal 5300 44-15T	Oasis Petroleum	Three Forks	7/19/2013	4.34%	3.25%	Producing
Aspen Federal 5300 24-15B	Oasis Petroleum	Bakken	10/12/2013	4.34%	3.25%	Producing
Birch Federal 5300 24-15T	Oasis Petroleum	Three Forks	11/3/2013	4.34%	3.25%	Producing
Power Federal 5300 14-15B	Oasis Petroleum	Bakken	12/5/2013	4.34%	3.25%	Producing
Caper 4-22-15H	Emerald Oil Inc.	Bakken	10/14/2013	0.73%	0.57%	Producing
Caper 3-22-15H	Emerald Oil Inc.	Three Forks	9/23/2013	0.73%	0.57%	Completing
Hovde 33-4 #3H	Statoil	Bakken	10/28/2013	2.45%	1.94%	Completion pending
Hovde 33-4 #4H	Statoil	Bakken	11/8/2013	2.45%	1.94%	Completion pending
Lloyd 34-3 #3H	Statoil	Bakken	12/25/2013	2.15%	1.70%	Completion pending
Caper 2-15-22H	Emerald Oil Inc.	Bakken	12/7/2013	0.73%	0.57%	Completion pending
Pirate 4-2-11H	Emerald Oil Inc.	Bakken	1/9/2014	3.67%	2.82%	Completion pending
Excalibur 1-25-36H	Emerald Oil Inc.	Bakken	2/1/2014	0.82%	0.62%	Drilling
Pirate 2-2-11H	Emerald Oil Inc.	Bakken	2/24/2014	3.67%	2.82%	Drilling
Excalibur 2-25-36H	Emerald Oil Inc.	Three Forks	2/28/2014	0.82%	0.62%	Drilling
Slugger 3-16-2H	Emerald Oil Inc.	Bakken	3/28/2014	0.37%	0.28%	Spud March 2014
		Average:		2.40%	1.83%

CEO Statement

“I am pleased to report a 22% increase in our production and sales volumes during the fourth quarter of 2013 versus the previous three quarters of the year, primarily due to our initial success in the Buda formation in South Texas.  While production remains relatively stable in North Dakota, the drilling programs in South Texas are beginning to meaningfully add to the Company’s daily production rates.  With a full time rig currently running at the Booth-Tortuga acreage block and now up to six gross test wells planned on the Big Wells acreage block in 2014, this segment of our business has the potential to be a growth driver throughout this year and beyond,” said Keith Larsen, CEO of U.S. Energy Corp.  “Additionally, during 2013 we shed several non-core assets specifically to focus on our growth in the oil and gas sector.  In 2014, we plan to broaden that focus in our core areas of activity, with specific emphasis on South Texas through additional acreage acquisitions,” he added.

Press Release
March 12, 2014

Financial Highlights

The following table sets forth selected financial information for the years ended December 31, 2013 and 2012.  This information is derived from the audited financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2013, and should be read in conjunction with the Annual Report and the financial statements contained therein, including the notes to the financial statements.

U.S. ENERGY CORP.
SELECTED FINANCIAL DATA
(Unaudited)
(Amounts in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012
Balance Sheets:
Cash and cash equivalents	$5,855	$2,825
Current assets	$13,161	$26,015
Current liabilities	$7,191	$13,253
Working capital	$5,970	$12,762
Total assets	$126,801	$140,827
Long-term obligations	$10,553	$11,457
Shareholders' equity	$109,057	$116,117

Shares Outstanding	27,735,878	27,652,602

	For the years ended December 31,
	2013	2012
Statements of Operations:
Operating revenues	$33,647	$32,534
Loss from operations	$(4,991)	$(10,344)
Other income & expenses	$(2,695)	$849
Benefit from income taxes	$-	$44
Discontinued operations, net of taxes	$307	$(1,794)
Net (loss)	$(7,379)	$(11,245)
Net (loss) per share
Basic and diluted	$(0.27)	$(0.41)
Weighted average shares outstanding
Basic and diluted	27,678,698	27,466,549

Press Release
March 12, 2014

Non-GAAP Financial Measures

Modified EBITDAX

In addition to reporting net income (loss) as defined under GAAP, in this release we also present net earnings before interest, income taxes, depreciation, depletion, and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash compensation expense ("Modified EBITDAX"), which is a non-GAAP performance measure.  Modified EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally one-time or whose timing and/or amount cannot be reasonably estimated.  Modified EBITDAX is a non-GAAP measure that is presented because the Company believes that it provides useful additional information to investors, as a performance measure.  We believe that Modified EBITDAX is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries.  Our management uses Modified EBITDAX to manage our business, including preparation of our annual operating budget and financial projections.  Modified EBITDAX does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), or as a measure of liquidity, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.  Our management does not view Modified EBITDAX in isolation and also uses other measurements, such as net income (loss) and revenues, to measure operating performance.  The following table provides a reconciliation of net income (loss) to Modified EBITDAX for the periods presented:

	For the years ended December 31,
	2013	2012
Net (loss) income	$(7,379)	$(11,245)
Impairment of oil and natural gas properties	5,828	5,189
Impairment of corporate aircraft and facilities	--	2,299
Impairment of Remington Village, net of tax	--	1,891
Impairment of investment in Standard Steam	2,160	--
Accretion of asset retirement obligation	38	34
Non-cash compensation expense	516	587
Unrealized (gain) loss on commodity derivatives	737	(1,070)
(Benefit from) provision for income taxes	--	(44)
Interest expense	284	203
Depreciation, depletion and amortization	13,898	15,457
Modified EBITDAX (Non-GAAP)	$16,082	$13,301

Press Release
March 12, 2014

PV10

PV10 is widely used in the oil and gas industry and is considered by institutional investors and professional analysts when comparing companies.  However, PV10 data is not an alternative to the standardized measure of discounted future net cash flows, which is calculated under GAAP and includes the effects of income taxes.  The difference between the Company’s PV10 of $115.1 million and its standardized measure value of $104.9 million as of December 31, 2013 is the effect of estimated income taxes.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

To view the Company's Financial Statements and Management's Discussion and Analysis, please see the Company's 10-K for the twelve months ended December 31, 2013 which is available at www.sec.gov and www.usnrg.com.

Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future production and capital expenditures and projects (including projects to be pursued with its industry partners), its drilling and fracing of wells with industry partners and potential additional drilling opportunities, its ownership interests in those wells, the oil and natural gas targets or goals for the wells, future capital expenditures and projects, future expenses, production, costs and sale transactions, and activities relating to the Mount Emmons project.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  Future transactions may not close on the terms we anticipate or at all.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2013) all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com